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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145305) pertaining to the: 1) Amicus Therapeutics, Inc. 2002 Equity Incentive Plan, as Amended, 2) Amicus Therapeutics, Inc. 2007 Equity Incentive Plan, 3) Amicus Therapeutics, Inc. 2007 Director Option Plan, 4) Amicus Therapeutics, Inc. 2007 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-157219) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. 2007 Director Option Plan, in the Registration Statement (Form S-8 No. 333-174900) pertaining to the: 1) Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and 2) Amicus Therapeutics, Inc. Amended and Restated 2007 Director Option Plan, in the Registration Statement (Form S-3 No. 333-185307), in the Registration Statement (Form S-3 No. 333-184531) and in the Registration Statement (Form S-3 No. 333-171648) of our reports dated March 12, 2013 with respect to the consolidated financial statements of Amicus Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Amicus Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2012.

                      /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
March 12, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm